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                                                                    EXHIBIT 10.3

                                   BLUEPRINT

                            TURBOLINUX, INC. (CHINA)

                          YEAR 2000 STOCK OPTION PLAN

1. Purpose and Scope

Turbolinux, Inc. (the "Parent Corporation") is the US corporate parent of Turbolinux, Inc. (China). The Parent Corporation has implemented its "1999 Equity Incentive Plan", the purpose of which is to provide a means by which eligible individuals may be given an opportunity to benefit from increases in value of the Common Stock of the Parent Corporation.

Included in the 1999 Equity Incentive Plan is the authority vested in the Parent Corporation's Board of Directors to grant "stock awards" (e.g., stock options) to eligible individuals. This "Turbolinux, Inc. (China) Year 2000 Stock Option Plan" represents a decision by the Parent Corporation's Board of Directors to extend selected Stock Option benefits to specified employees of Turbolinux, Inc. (China), consistent with terms and provisions of the Parent Corporation's 1999 Equity Incentive Plan. By doing so, eligible employees of Turbolinux, Inc. (China) should be encouraged to remain with the Company, and to exert maximum effort on behalf of the Turbolinux group of companies.

2. Definitions

(a) "Board" means the Board of Directors of Turbolinux, Inc.

(b) "Committee" means a committee of one or more members of the Board, or members of Turbolinux, Inc. (China) management or Board of Directors, or members of Parent Corporation management as appointed by the Board.

(c) "Common Stock" means the common stock of the Parent Corporation.

(d) "Company" means Turbolinux, Inc. (China).

(e) "Continuous Service" means that the Participant's service with the company or an affiliate is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an affiliate as a Participant, provided that there is no interruption or termination of the Participant's Continuous Service. The Board, or Committee at the direction of the Board, may have the sole discretion to determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or Committee, including sick leave, military leave, or any other personal leave.

(f) "Disability" means ( i ) before the Listing Date, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties

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of that person's position with the Company because of the sickness or injury of the person and (ii) after the Listing Date, the permanent and total disability of a person. A person is permanently and totally disabled if, in the opinion of a qualified physician acceptable to the Company, he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(g) "Employee" means any natural person employed by the Company who is a citizen of the People's Republic of China, and is not a resident of any other country.

(h) "Fair Market Value" means as of any date, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Parent Corporation Board of Directors deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board of Directors of the Parent Corporation.

(iii) Prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of title 10 of the California Code of Regulations.


(i) "Listing Date" means the first date upon which any security of the Parent Corporation is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities law of 1968.

(j) "Option" means a nonstatutory stock option as described in the Parent Corporation Plan.

(k) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

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(l) "Optionholder" means a person to whom an Option is granted pursuant to the
Plan or, if applicable, such other person who holds an outstanding Option.

(m) "Parent Corporation" means Turbolinux, Inc., a company incorporated in the State of Delaware, in the United States of America.

(n) "Parent Corporation Plan" means the Turbolinux, Inc. 1999 Equity Incentive Plan, as adopted and approved on July 30, 1999, and as may be amended from time to time.

(o) "Participant" means an Employee to whom a stock option is granted pursuant to the Plan.

(p) "Plan" means this Turbolinux, Inc. (China) Year 2000 Stock Option Plan.

3. Administration

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee. The Board shall look to the provisions of the Parent Corporation Plan to resolve and clarify questions and issues that may arise. Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of this Plan and the Parent Corporation
Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted stock options, when and how each stock option shall be granted, the provisions of each stock option award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a stock option, and the number of shares of Common Stock with respect to which a stock option shall be granted to each such person.

(ii) To construe and interpret the Plan and stock options granted under it, and establish, amend and revoke rules and regulation for its administration. The Board in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any stock option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a stock option as provided in Section 11.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

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4. Delegation to Committee

The Board may delegate administration of the Plan to a Committee or Committees that shall include at least one (1) member of the Board, and that may include members of Company's or the Parent Corporation's management or the Company's Board of Directors, as selected by the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board or the Company's Board of Directors may abolish the Committee at any time and revest in the Board the administration of the Plan.

5. Shares Subject to the Plan

The shares available for issuance pursuant to this Plan shall be drawn from the same share reserve available under the Parent Corporation Plan. The same terms and conditions that govern the availability and source of shares as set forth in
Section 4 of the Parent Corporation Plan shall apply to this Plan. That section states that the Common Stock that may be issued pursuant to Stock Awards (including stock options) may not exceed nine million (9,000,000) shares of Common Stock.

6. Eligibility

Only Employees of Turbolinux, Inc. (China) are eligible to participate in this Plan. Final authority with respect to which eligible employees will be granted options under this Plan rests with the Board, or the Committee as selected by the Board.

7. Option Provisions

Each Option shall be in such form and shall contain such terms and conditions as the Board, or Committee, shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include the substance of each of the following provisions:

(a) Term. No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price. The exercise price of each Option shall be not less than eighty-five (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

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For any person who owns stock possessing more than 10% of the combined voting power of all classes of stock of Parent Corporation, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid by the Employee, to the extent permitted by applicable statutes and regulations (e.g., PRC foreign exchange regulations), at the time of the exercise of the Option. The Employee, and not the Company, shall be solely responsible for obtaining the foreign exchange necessary to effect the purchase.

(d) Transferability of Stock Option. A Stock Option, granted either prior to, or on or after the Listing Date, shall not be transferable except by will or by the laws of descent and distribution of the People's Republic of China. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions regarding the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Minimum Vesting Prior to the Listing Date. Notwithstanding the foregoing subsection 7(e), to the extent that the following restrictions on vesting are required by Section 260.14041(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

     (i) Options granted prior to the Listing Date to an Employee who is not an Officer or Director of the Parent Corporation, or Consultant to the Parent Corporation, shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and,


     (ii) Options granted prior to the Listing Date to Officers or Directors of the Parent Corporation, or Consultants to the Parent Corporation, may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Parent Corporation.

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(g) Termination of Continuous Service.  In the event an Optionholder's
Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days for Options granted prior to the Listing Date unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate

(h) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 7(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j) Right of Repurchase. Subject to the "Repurchase Limitation" in subsection 9(e), the Option may, but need not, include a provision whereby the Parent Corporation may elect, prior to the Listing Date, to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. However, this right shall not be exercised unless the Employee has owned the shares for the period required to avoid a charge to the Parent Corporation's reported earnings (generally six (6) months).

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(k) Right of First Refusal.  The Option may, but need not, include a provision whereby the Parent Corporation may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this subsection 7(k), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Parent Corporation. However, this right shall not be exercised unless the Employee has owned the shares for the period required to avoid a charge to the Parent Corporation's reported earnings (generally (six) months).

8.  Securities Law Compliance.

The Parent Corporation, as related in the Parent Corporation Plan, shall seek to obtain from each regulatory commission or agency having jurisdiction over the Parent Corporation Plan and the Plan, such authority as may be required to grant Stock Options and to issue and sell shares of Common Stock upon exercise of the Stock Options; provided, however, that this undertaking shall not require either the Parent Corporation or Company to register under the Securities Act the Parent Corporation Plan, the Plan, any Stock Option or any Common Stock issued or issuable pursuant to any such Stock Option. If, after reasonable efforts, the Parent Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Parent Corporation deems necessary for the lawful issuance and sale of Common Stock under the Plan or the Parent Corporation Plan, the Parent Corporation and the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Options unless and until such authority is obtained.

9. Miscellaneous

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Option may first be exercised or the time during which a Stock Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Option stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Option unless and until such Participant has satisfied all requirements for exercise of the Stock Option pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Option granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company in the capacity in effect at the time the Stock Option was granted or shall affect the right of the Company to terminate the employment of an Employee with or without notice and with or without cause, pursuant to the Bylaws of the Company and any applicable provisions of the law of the People's Republic of China.

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(d) Tax Obligations. The Company shall have the authority to ensure that appropriate tax liabilities are remitted by the Employee to the relevant tax authorities at the time of any stock option exercise. As part of the stock option agreement, the Employee shall agree to abide by such established procedures as are necessary to provide the Company with the information and means to ensure that the appropriate tax calculations are made and the necessary funds are made available (e.g., through withholding) to satisfy the tax liabilities.

(e) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Option Agreement. Those terms shall include a provision that the price to be paid by the Parent Corporation shall not exceed the Fair Market Value of the Common Stock as of the date of repurchase. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time the Option is granted, any repurchase option granted prior to the Listing Date to a person who is not an Officer or Director of the Parent Corporation, or a Consultant to the Parent Corporation, shall be upon the terms described below:


              (i) Fair Market Value. If the repurchase option gives the Parent Corporation the right to repurchase the shares of Common Stock upon termination of employment at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Parent Corporation and the Participant and (ii) the right terminates when the shares of Common Stock become publicly traded.

              (ii) Original Purchase Price. If the repurchase option gives the Parent Corporation the right to repurchase the shares of Common Stock upon termination of Continuous Service at the original purchase price, then (i) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable) and (ii) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Parent Corporation and the Participant.

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10. Adjustments upon Changes in Stock

The need for an appropriate adjustment to the Plan, and/or Stock Option Agreement, caused by changes in the capital structure (merger, reorganization, etc.) of the Parent Corporation, is addressed in the Parent Corporation Plan, and the provisions of the Parent Corporation Plan shall apply in such situation as it arises. Similarly, the provisions of the Parent Corporation Plan shall apply to, and govern, situations that reflect a change in control of the Parent Corporation.

11. Amendment of the Plan and Stock Options

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan in a manner that is consistent with the Parent Corporation Plan and any amendments thereto.

(b) No Impairment of Rights. Rights under any Stock Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(c) Amendment of Stock Options. The Board at any time, and from time to time, may amend the terms of any one or more Stock Options; provided, however, that the rights under any Stock Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.


12. Termination or Suspension of the Plan

Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 29, 2009. No Stock Options may be granted under the Plan while the Plan is suspended or after it is terminated.

No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Option granted while the Plan is in effect except with the written consent of the Participant.

13. Effective Date of Plan. The Plan shall become effective upon the approval of the Plan by the Board of Directors of the Parent Corporation.

14.  Choice of Law

The laws of the State of Delaware (in the United States of America) shall govern all questions concerning the construction, validity and interpretation of this Plan.

15.  Governing Plan Document

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It is intended that the terms and provisions of the Plan be consistent with the terms and provisions of the Parent Corporation Plan. However, in the event of any conflict between the two, the terms and provisions of the Parent Corporation Plan shall control.

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